Exhibit 99.1

Endologix Enters into an Agreement with Deerfield Partners to Take the Company Private

Commences voluntary Chapter 11 process with access to $30.8 million in DIP financing
Files consensual plan of reorganization that would reduce approximately $180 million in debt and provide an approximately $30 million in additional exit financing
Confirms launch of Alto this summer, steady production, continued clinical studies, and accelerated pipeline
Expects to emerge well capitalized by the end of the third quarter of 2020, positioned for long-term growth

IRVINE, Calif. - July 5, 2020 - Endologix, Inc. (Nasdaq: ELGX) (“Endologix” or “the Company”), a developer and marketer of innovative treatments for aortic disorders, today announced that, after evaluating a variety of strategic options, it has initiated a voluntary Chapter 11 case and simultaneously filed a consensual plan of reorganization supported by Deerfield Partners (“Deerfield”) as its largest creditor. The Company firmly believes these actions provide the best path to address financial challenges resulting from COVID-19 and the related delays in elective medical procedures and to realize the full benefits of operational enhancements made over the past two years. Under the terms of the plan filed today, Endologix will become a private company and emerge financially well-equipped to realize the full potential of the most advanced and innovative abdominal aortic aneurysm (AAA) pipeline in the industry.

“We are excited to begin a new chapter for our organization now characterized by financial stability. Although COVID-19 has presented a delay in many AAA procedures that, in turn, has negatively impacted our revenue, we remain confident we have taken the right steps to ensure we are consistently providing valued support to customers and the patients we serve with the highest quality products and the most talented and committed employees in the industry,” said John Onopchenko, Chief Executive Officer of Endologix. “The path we are now taking to strengthen our balance sheet and transition to private ownership will allow us to accelerate our progress with our strong patient-first business focus, an enduring spirit of innovation, and an unrelenting commitment to advancing our life-saving products supported by industry-leading evidence.”

Mr. Onopchenko continued: “As Endologix’s largest lender, Deerfield has demonstrated consistent support for our Company’s business strategy and mission to transform aortic care for life. We are confident that, with their continued support and the benefit of this comprehensive financial restructuring, we will be well-positioned to serve physicians and patients for many years to come. We remain focused on elevating the standard of care for patients suffering from AAA by advancing our strategy and executing our plans with confidence. We will initiate the commercial launch of Alto in the U.S. market in the coming weeks and in Europe later this year. In addition, we intend to enroll our first patient in our ChEVAS ONE IDE in Q3 2020 and initiate enrollment of our Alto RCT later this year, while preparing our Nellix 3.5 PMA submission to the FDA. These are just a few meaningful, near-term steps to execute our strategy, now bolstered by new investment and a secure financial foundation to reach our full potential.”

Under the terms of the proposed plan of financial reorganization, Endologix will eliminate approximately $180 million of debt from its balance sheet on a net basis, including approximately $130 million of debt currently held by Deerfield that will convert to equity in the reorganized Company. The Company also expects to gain access to $110.8 million of new financing through this process, including $30.8 million in debtor-in-possession (DIP) financing from Deerfield, an additional $30 million in exit financing from Deerfield, and $50 million in rolled over debt from the Company’s current first lien debt.

To implement its agreement with Deerfield, Endologix and its U.S. subsidiaries initiated a voluntary case under Chapter 11 of the U.S. Bankruptcy Code and simultaneously filed a consensual plan of reorganization with Deerfield’s support. The Company expects to complete the process by end of the third quarter of 2020, emerging as a private company with the financial flexibility necessary to accelerate investment in new technologies that further its leadership as the largest company focused solely on the AAA space. Endologix fully intends to operate its business as usual during the process.

Mr. Onopchenko added, “Today’s announcement is a means to a new beginning for Endologix. Our next chapter enables us to exclusively look forward, continue to earn the trust of our physicians, patients and partners, and remain steadfast in operating with accountability and transparency in everything we do. We firmly believe this is a positive development for our Company and, most importantly, our customers and the patients we proudly serve.

Exhibit 99.1

Our goal is to emerge from this process as a private company, backed by a supportive and experienced health care investor that is committed to investing in our continued innovation and growth.”

Based on the additional financing received, Endologix fully intends to meet its financial obligations, including paying suppliers in the normal course of business for goods and services delivered from today forward. The agreement with Deerfield, once approved by the Court, would allow trade suppliers who agree to provide terms to the Company during and after the Chapter 11 process to also be paid in full for pre-petition goods and services. The Company also has filed the customary motions to honor its ongoing commitments to employees and customers.

Endologix’s case is being heard in the U.S. Bankruptcy Court for the Northern District of Texas (Dallas). Additional information about the restructuring can be found at the Company’s dedicated website, www.Endologix-forward.com. Legal filings and claims information can be found at https://omniagentsolutions.com/Endologix.

Endologix is advised by DLA Piper LLP, Jefferies, and FTI Consulting.

About Endologix, Inc.
Endologix, Inc. develops, manufactures, markets and sells innovative medical devices for the treatment of aortic disorders. The Company's products are intended for the minimally invasive endovascular treatment of abdominal aortic aneurysms (“AAA”). AAA occurs when a portion of the abdominal aorta bulges into an aneurysm because of a weakening of the vessel wall, which may result in life threatening internal bleeding upon rupture. The overall patient mortality rate for ruptured AAA is approximately 80%, making it among the leading causes of death in the United States. For more information, visit www.endologix.com.

Cautions Regarding Forward-Looking Statements
Except for historical information contained herein, this press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by the use of words such as “anticipate,” “expect,” “could,” “may,” “will,” “believe,” “estimate,” “forecast,” “goal,” “project,” "continue," "outlook," “guidance,” "future,” other words of similar meaning and the use of future dates. Forward-looking statements used in this press release include, but are not limited to, statements regarding the Company’s expectations regarding its Chapter 11 case and plan of reorganization, the expected timing of completion of the Chapter 11 process, the Company’s ability to operate its business as usual while under Chapter 11 protection, the Company’s ability to honor commitments to employees and customers, the Company’s ability to continue to pay suppliers in the normal course of business for goods and services delivered and the ability to secure additional funding, the accuracy of which are necessarily subject to risks and uncertainties that may cause Endologix’s actual results to differ materially and adversely from the statements contained herein. Some of the potential risks and uncertainties that could cause actual results to differ materially and adversely from anticipated results the Company’s ability to complete its Chapter 11 process, the expectation that the court will approve the agreement with Deerfield and the continued support of the Company’s customers and suppliers. Undue reliance should not be placed upon the forward-looking statements contained in this press release, which speak only as of the date of this press release. Endologix undertakes no obligation to update any forward-looking statements contained in this press release to reflect new information, events or circumstances after the date they are made, or to reflect the occurrence of unanticipated events. Please refer to Endologix's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2019 and its Quarterly Reports on Form 10-Q, for more detailed information regarding these risks and uncertainties and other factors that may cause actual results to differ materially from those expressed or implied.

MEDIA CONTACT:
FTI Consulting
endologix@fticonsulting.com

INVESTOR CONTACT:
Endologix, Inc.
Cindy Pinto, Interim CFO
(949) 595-7200